Exhibit 10.2

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Asterisks denote omissions.

2010 EXECUTIVE SALES COMMISSION PLAN, AS AMENDED

1.	Purpose and Components

The purpose of this Executive Sales Commission Plan is to align the Executive Vice President, Global Sales and Marketing to the revenue and gross margin targets of Stream Global Services, Inc. and its consolidated subsidiaries (the “Company”). The Plan is based 75% on the Company’s revenues and 25% on the Company’s gross margin percentages.

2.	Eligibility

The Executive Vice President, Global Sales and Marketing is currently the only eligible participant in this Plan, but the Company may add other participants to the Plan in its sole discretion.

3.	Calculation and Payment of Commissions

A.	The Plan participant’s target commission is 40% of annual base salary for the year ending December 31, 2010. If the Company over-achieves its goals, then the participant may earn accelerator amounts above 40% of annual base salary, as described below.

B.	The Company will pay commissions, if earned, on a quarterly basis and will true-up the commissions at the end of the year to reflect full-year revenue and gross margins. The Company will issue commission payments to the participant on the corresponding pay cycle (approximately 45 days) after the completion of the quarter, and all payouts are subject to applicable tax, payroll and other withholding required by applicable law. The participant must be employed by the Company at the time of the payout to receive payment.

C.	Commissions will be calculated as set forth on the attached Exhibit A, based on the quarterly and annual revenues and gross margin percentages set forth on the attached Exhibit A (hereinafter “Targeted Revenues” and “Targeted GM”). Actual revenues and gross margins subject to commissions under this Plan will not include any amounts from any acquisition, joint venture or business combination that the Company may purchase, acquire or otherwise enter into. The participant will earn no commission based on the Company’s revenue or gross margin, respectively, for a quarter or for the year unless the Company achieves at least 96% of the Targeted Revenue to earn the revenue based commission and/or at least 97.5% of Targeted GM to earn the gross margin based commission for that quarter or year.

D.	If the Company achieves more than 100% of the Targeted Revenue for the year and at least 100% of the Targeted GM percentage for the year, each as set forth in Exhibit A, then the participant is eligible for accelerators as follows:

•	If the Company’s actual revenue for the year ending December 31, 2010 is $[**] to [**], then the participant will be eligible to receive an additional $50,000 of commission for the year.

•	If the Company’s actual revenue for the year ending December 31, 2010 is $[**] to [**], then the participant will be eligible to receive an additional $100,000 of commission for the year.

•	If the Company’s actual revenue for the year ending December 31, 2010 is $[**] to [**], then the participant will be eligible to receive an additional $200,000 of commission for the year.

•	If the Company’s actual revenue for the year ending December 31, 2010 is $[**] to [**], then the participant will be eligible to receive an additional $300,000 of commission for the year.

•	If the Company’s actual revenue for the year ending December 31, 2010 is $[**] or greater, then the participant will be eligible to receive an additional $400,000 of commission for the year.

E.	Final calculation of revenue and gross margin amounts will be subject to the completion of the Company’s 2010 external audit by its outside auditor.

4.	Administration

A.	The adoption of this Plan shall not be deemed to give any employee the right to be retained in the Company’s employ or to interfere with the right of the Company to dismiss any employee at any time, for any reason not prohibited by law, nor shall it be deemed to give the Company the right to require any employee to remain in its employ.

B.	Payments under this Plan are sales commissions and are not part of the participant’s base salary, severance or other benefits.

C.	The financial targets assigned and recognized as goals on any of the performance factors may be removed, revised or otherwise modified by the Chief Executive Officer of the Company or the Compensation Committee of the Board of Directors at any time for any reason.

D.	A Participant’s right to receive payment of an award under the Plan shall be no greater than the right of an unsecured general creditor of the Company. All awards under the Plan shall be paid from the general funds of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such awards.

E.	The Company reserves the right to amend, terminate and modify this plan at any time in its sole discretion with or without notice. The Company reserves the right to make final and binding decisions regarding the amount of commissions, if any, to be paid to any Participant.

F.	No Participant or third party acting on behalf of or through a Participant shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any amounts that may be payable hereunder, nor shall any of said amounts be subject to seizure for payment of debt, judgments, alimony or separate maintenance owed by a Participant, or be transferable by operation of law in the event of a bankruptcy, or otherwise.

G.	This Plan is administered by, and all decisions regarding any payments hereunder shall be made by the Company, its management and the Compensation Committee of the Board of Directors.

H.	All matters of Plan interpretation should be directed to the Senior Vice President, Human Resources, the Chief Legal and Administrative Officer or their designees. If any term or condition of this plan is found to be in non-conformance with a given state, federal or other law, that term or condition will be non-enforceable but will not negate other terms and conditions of the plan.

I.	The Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, United States of America.

2010 Executive Sales Commission Plan

Certificate of Acknowledgement

I certify that I have received and read the 2010 Executive Sales Commission Plan, including the attached Exhibit A, and agree to be bound thereby. In consideration of my commission eligibility under the Plan, I agree to comply with the Stream policies and internal regulations that apply to me, including but not limited to the Code of Business Conduct and Ethics, the Insider Trading Policy, and any other agreement that I have signed with the Company, including but not limited to any employment contract or confidentiality, non-solicit or non-competition agreement, as applicable.

Participant Signature	Date

Robert Dechant
Printed Name

ACKNOWLEDGED BY STREAM GLOBAL SERVICES, INC.:

R. Scott Murray, Chief Executive Officer	Date

[Approved by the Compensation Committee on February 13, 2010 and May 4, 2010. Unsigned by Mr. Dechant as of the date of filing.]

Stream Global Services Inc.

2010 Executive SIP

2010 Budget
	Q1	Q2	Q3	Q4	Total Year

Revenue (000s)	[**]	[**]	[**]	[**]	[**]

Gross Margin (000s)	[**]	[**]	[**]	[**]	[**]

Gross Margin (%)	[**]	[**]	[**]	[**]	[**]

							Percentage Achievement	Commission Per Quarter
Revenue Curve (75% of Plan):
	96.00%	[**]	[**]	[**]	[**]	[**]	20%	$4,875
	96.25%	[**]	[**]	[**]	[**]	[**]	30%	$7,313
	96.50%	[**]	[**]	[**]	[**]	[**]	40%	$9,750
	97.00%	[**]	[**]	[**]	[**]	[**]	50%	$12,188
	98.00%	[**]	[**]	[**]	[**]	[**]	60%	$14,625
	98.50%	[**]	[**]	[**]	[**]	[**]	70%	$17,063
	98.75%	[**]	[**]	[**]	[**]	[**]	80%	$19,500
	99.00%	[**]	[**]	[**]	[**]	[**]	90%	$21,938
	99.50%	[**]	[**]	[**]	[**]	[**]	95%	$23,156
	100.00%	[**]	[**]	[**]	[**]	[**]	100%	$24,375

Gross Margin Curve (25% of Plan):
	97.50%	[**]	[**]	[**]	[**]	[**]	20%	$1,625
	98.00%	[**]	[**]	[**]	[**]	[**]	50%	$4,063
	98.50%	[**]	[**]	[**]	[**]	[**]	60%	$4,875
	99.00%	[**]	[**]	[**]	[**]	[**]	75%	$6,094
	99.50%	[**]	[**]	[**]	[**]	[**]	85%	$6,906
	100.00%	[**]	[**]	[**]	[**]	[**]	100%	$8,125